SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __)

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DRAGON PHARMACEUTICAL INC.

(Name of Registrant as Specified In Its Charter)

___________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DRAGON PHARMACEUTICAL INC.

650 West Georgia Street, Suite 310

Vancouver, British Columbia

Canada V6B 4N9

Telephone (604) 669-8817

To Our Shareholders:

You are cordially invited to attend the annual meeting of the shareholders of Dragon Pharmaceutical Inc. to be held at 10:30 a.m. local time, on June 21, 2009 at Hyatt Regency Hong Kong, Sha Tin, 18 Chak Cheung Street, Sha Tin, New Territories, Hong Kong, P.R. China.

At the meeting, you will be asked to:

•	Elect eight nominees as members of the Board of Directors to serve until their successors are elected and qualified; and
•

Approve the adjournment of the annual meeting for any permitted reason, including, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the annual meeting to approve the proposal.

We hope you plan to attend the annual shareholders’ meeting. However, whether or not you plan to attend the meeting in person, in order that we may be assured of a quorum we urge you to sign and return the enclosed proxy in the postage-paid envelope provided as promptly as possible.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on June 21, 2009: The Notice of Annual Meeting of Shareholders, Proxy Statement, Proxy Card and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 are available on our website at: www.dragonpharma.com

May 25, 2009	/s/ Yanlin Han Yanlin Han, Chairman of the Board

DRAGON PHARMACEUTICAL INC.

650 West Georgia Street, Suite 310

Vancouver, British Columbia

Canada V6B 4N9

Telephone (604) 669-8817

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on June 21, 2009

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Dragon Pharmaceutical Inc. (the “Company”), a Florida corporation, will be held at Hyatt Regency Hong Kong, Sha Tin, 18 Chak Cheung Street, Sha Tin, New Territories, Hong Kong, P.R. China on June 21, 2009 at 10:30 a.m. local time, for the purpose of considering and acting on the following proposal:

1.	Elect eight nominees as members of the Board of Directors to serve until their successors are elected and qualified; and
2.

Approve the adjournment of the annual meeting for any permitted reason, including, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the annual meeting to approve the proposal.

Only shareholders of record at the close of business on May 19, 2009 are entitled to receive notice of and to vote at the meeting. Shareholders are invited to attend the meeting in person.

Please sign and date the accompanying proxy card and return it promptly in the enclosed postage-paid envelope whether or not you plan to attend the meeting in person. If you attend the meeting, you may vote in person if you wish, even if you previously have returned your proxy card. The proxy may be revoked at any time prior to its exercise. If your shares are held in the name of a bank, broker or other fiduciary, please follow the instructions on the voting instruction card furnished by the shareholder of record.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on June 21, 2009: The Notice of Annual Meeting of Shareholders, Proxy Statement, Proxy Card and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 are available on our website at: www.dragonpharma.com

Remember, your vote is important so please act as promptly as possible.

May 25, 2009	By Order of the Board of Directors /s/ Maggie Deng Maggie Deng, Secretary

DRAGON PHARMACEUTICAL INC.

650 West Georgia Street, Suite 310

Vancouver, British Columbia

Canada V6B 4N9

Telephone (604) 669-8817

_______________________

PROXY STATEMENT

_______________________

We, Dragon Pharmaceutical Inc., (the “Company”) are furnishing this proxy statement to you in connection with our 2009 annual meeting to be held on June 21, 2009, at 10:30 a.m. local time, at Hyatt Regency Hong Kong, Sha Tin, 18 Chak Cheung Street, Sha Tin, New Territories, Hong Kong, P.R. China, China, and at any adjournment thereof.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, accompanies this Proxy Statement. These proxy materials were first mailed to shareholders on or about May 25, 2009.

At the annual meeting, shareholders will be asked to:

•	Elect the eight nominees as members of the Board of Directors to serve until their successors are elected and qualified; and
•

Approve the adjournment of the annual meeting for any permitted reason, including, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the annual meeting to approve the proposal.

The enclosed proxy is solicited on behalf of our Board of Directors and may be revocable by you at any time before the voting of such proxy. All properly executed proxies delivered pursuant to this solicitation will be voted at the meeting and in accordance with instructions, if any.

Unless the context otherwise requires, all references to the “Company,” “we,” “us,” and “our” refer to Dragon Pharmaceutical Inc. and its subsidiaries.

QUESTIONS AND ANSWERS

ABOUT THE MEETING AND VOTING

The following are some questions that you, as a shareholder of Dragon, may have regarding matters being considered at the annual shareholders’ meeting and the answers to those questions.

What is the purpose of the Annual Meeting?

The purpose of the annual meeting is to allow you to vote on the election of directors.

Who is entitled to vote?

Only shareholders of record at the close of business on May 19, 2009 (the Record Date), are entitled to vote at the meeting, or any postponements or adjournments of the meeting.

What are the Board’s recommendations on the proposals?

The Board recommends a vote FOR each of the nominees for director.

How do I vote?

Sign and date each proxy card you receive and return it in the postage-prepaid envelope enclosed with your proxy materials. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person.

If your shares are held by your broker or bank, in “street name,” you will receive a form from your broker or bank seeking instructions as to how your shares should be voted. If you do not instruct your broker or bank how to vote, your broker or bank will vote your shares if it has discretionary power to vote on a particular matter.

Who will count the votes?

Our Secretary will count the votes and act as the inspector of election. Our transfer agent, Computershare Trust Company of Canada, will count the proxies and provide this information at the time of the meeting.

What shares are included on the proxy card(s)?

The shares on your proxy card(s) represent ALL of your shares. If you do not return your proxy card(s), your shares will not be voted.

What does it mean if I get more than one proxy card?

If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent, Computershare Trust Company of Canada ((604) 661-9400), or, if your shares are held in “street name,” by contacting the broker or bank who holds your shares.

How many shares can vote?

There were 67,066,418 shares of common stock issued and outstanding as of the Record Date. Every shareholder is entitled to one vote for each share of common stock held.

What is a “quorum”?

A “quorum” is a majority of the outstanding shares entitled to vote and attending the meeting. They may be present in person or represented by proxy. For the purposes of determining a quorum, shares held by brokers or nominees for which we receive a signed proxy will be treated as present even if the broker or nominee does not have discretionary power to vote on a particular matter or if instructions were never received from the beneficial owner. These shares are called “broker non-votes.” Abstentions will be counted as present for quorum purposes.

What do I need to do now?

After you have carefully read this proxy statement, indicate on your proxy card how you want your shares voted, then sign and mail the proxy card in the enclosed postage-prepaid return envelope marked “Proxy” as soon as possible so that your shares may be represented and voted at the meeting.

Can I change my vote after I have mailed my signed proxy card?

Yes. There are three ways for you to revoke your proxy and change your vote. First, you may send a written notice to our Secretary stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card. Third, you may vote in person at the meeting.

What is required to approve the proposal?

For the election of the directors, once a quorum has been established, the nominees who receive the plurality of votes will be elected as our directors. There is no cumulative voting.

If a broker indicates on its proxy that it does not have discretionary authority to vote on a particular matter, the affected shares will be treated as not present and not entitled to vote with respect to that matter, even though the same shares may be considered present for quorum purposes and may be entitled to vote on other matters.

What happens if I withhold my vote abstain?

Proxies marked “withheld” will be counted as shares present for the purpose of determining the presence of a quorum, but for purposes of determining the outcome of a proposal, shares represented by such proxies will not be treated as affirmative votes.

If my shares are held by a broker, will the broker vote my shares for me?

Your broker will vote your shares according to the instructions you provide to your broker about how to vote. You should instruct your broker how to vote your shares in accordance with the directions your broker provides. If you do not instruct your broker how to vote, your broker will vote your shares if it has discretionary power to vote on a particular matter. Failure to provide instructions to your broker on items that the broker does not have discretionary power to vote will result in your shares not being voted.

How will we solicit proxies?

The enclosed proxy is solicited on behalf of our Board of Directors. We will distribute this proxy statement and solicit votes. The cost of soliciting proxies, which will be conducted by mail, will be borne by us. These costs will include the expense of preparing and mailing proxy solicitation materials for the meeting and reimbursements paid to brokerage firms and others for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to shareholders. Proxies may also be solicited in person, by telephone, or by facsimile by our directors, officers and employees without additional compensation.

Whom should I contact with questions or to obtain additional copies of this proxy statement?

Dragon Pharmaceutical Inc.

650 West Georgia Street, Suite 310

Vancouver, British Columbia

Canada V6B 4N9

Attention: Secretary

Telephone: 1-877-388-3784

Notice of Internet Availability

          Pursuant to rules promulgated by the Securities and Exchange Commission, in addition to providing you with this full set of proxy materials, including the Notice of Annual Meeting of Shareholders, Proxy Statement, Proxy Card and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, these proxy materials are available on our website at: www.dragonpharma.com

Stock Ownership of Directors, Executive Officers and Principal Shareholders

          The following table shows the number of the Company’s common stock beneficially owned (unless otherwise indicated) by each shareholder known by the Company to be the beneficial owner of more than 5% of the Company’s common stock, by the Company’s named executive officer and current directors and the executive officers and directors as a group. Except as otherwise indicated, all information is as of May 19, 2009.

	Shares Beneficially Owned(1)
Name of Beneficial Owner	Number	Percent
Yanlin Han Chairman and Chief Executive Officer 650 West Georgia Street, Suite 310 Vancouver, British Columbia V6B 4N9	26,753,741(2)	39.13%
Zhanguo Weng Director 650 West Georgia Street, Suite 310 Vancouver, British Columbia V6B 4N9	9,586,783(3)	14.17%

Xuemei Liu Director 650 West Georgia Street, Suite 310 Vancouver, British Columbia V6B 4N9	5,193,391(4)	7.66%
Alexander Wick Director	1,600,000(5)	2.35%
Yiu Kwong Sun Director	1,400,000(6)	2.07%
Peter Mak Director	700,000 (7)	1.03%
Heinz Frey Director	500,000 (7)	0.74%
Jin Li Director	500,000 (7)	0.74%
Maggie Deng Chief Operating Officer and Corporate Secretary	700,000 (7)	1.03%
Garry Wong Chief Financial Officer	700,000 (7)	1.03%
All directors and executive officers as a group (10 persons)	47,633,915(8)	63.88%
Ms. Qingming Liu	6,000,000	8.95%
Bright Faith Overseas Limited	3,496,503	5.21%

__________________________________

(1)

Except as otherwise indicated, the Company believes that the beneficial owners of the common stock listed above, based on information furnished by such owners or publicly available, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within sixty days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)	Includes options to purchase 1,300,000 shares.
(3)	Includes options to purchase 600,000 shares.
(4)	Includes options to purchase 700,000 shares.
(5)	Includes options to purchase 1,100,000 shares.
(6)	Includes options to purchase 700,000 shares. Also includes 600,000 shares of common stock owned by Yukon Health Enterprise for which Mr. Sun serves as director and officer.
(7)	Represents options exercisable within sixty days.

(8)	Includes options to acquire 7,500,000 shares of common stock.

PROPOSAL 1—ELECTION OF DIRECTORS

Our Certificate of Incorporation sets forth the range in number of directors between one and eleven with the exact number to be determined by the Board of Directors within this range. The Board has set the number of directors at eight.

The nominees for directors are Mr. Yanlin Han, Mr. Zhanguo Weng, Ms. Xuemei Liu, Dr. Alexander Wick, Ph.D., Dr. Yiu Kwong Sun, M.D., Mr. Peter Mak, Dr. Heinz Frey and Dr. Jin Li. The following indicates the age, principal occupation or employment for at least the last five years and affiliation with the Company, if any, for each nominee as director.

Mr. Yanlin Han, age 46, is the Chief Executive Officer and the Chairman of the Board of Director of Dragon, positions he assumed in January 2005. He has been the Chairman of Oriental Wave and responsible for the overall strategic planning and direction of Oriental Wave starting the date he founded the company. Mr. Han has over 20 years of experience in the pharmaceutical industry in many positions including material buyer, product sales manager for state-own companies in China and has very extensive sales and production management experience in China. He founded his private company named Shanxi Tongling Pharmaceutical Company in 1994, which became the vehicle to acquire state-own pharmaceutical companies through bankruptcy process or contractual management agreements. Mr. Han set up a joint venture with a large Indian pharmaceutical company to produce pharmaceutical intermediates with mass fermentation technology. Mr. Han also serves as the Vice-President of Shanxi Province Foreign Investment Enterprise Association and Vice-President of Datong City Trade Council. Mr. Han graduated from Shanxi Institute of Economic Management in 1986.

Mr. Zhanguo Weng, age 55, has been a Director of the Company since January 2005. Mr. Weng served as Vice President, China Operation, and Vice President of the Company, responsible for the overall daily operations of Shanxi Weiqida from 2005 to 2006. Mr. Weng has over 25 years of experience in pharmaceutical industry including being the General Manager for Shanxi Tongzhen Pharmaceutical Co. Ltd. from August 1997 to January 2002 and Superintendent for Datong No. 2 Pharmaceutical Factory from June 1992 to August 1997. He graduated from the Business Administration faculty of Shanxi Broadcasting University in 1986 and has also participated in the Senior Program of MBA (Pharmaceutical Line) of People’s University of China for two years. Subsequent to the sale of part of the Company’s formulation business on July 1, 2007, Mr. Weng became a director of Shanxi Qianyuan Pharmaceutical Company, the buyer of the Company’s formulation business.

Ms. Xuemei Liu, age 40, has been a Director of the Company since January 2005. Ms. Liu is currently the Chairman of Tera Science & Technology Development Co. Ltd. which engages in a wide range of investment projects in real estate development, coal trading and media and publishing industry. Prior to her present position as Chairman of Tera Science & Technology Development Co. Ltd., Ms. Liu was the vice general manager of Beijing Chemical Baifeng Investment Corporation Futures Broker Company from 1996 to 1999. Ms. Liu graduated from Beijing University with a Bachelor degree in 1996 and graduated from the Graduate School of the Chinese Academy of Social Sciences with a Masters degree in 1998.

Dr. Alexander Wick, Ph.D., age 72, has been a Director of Dragon since 1998 and was the President from 2002 until his resignation on February 2, 2006. Dr. Wick holds a doctorate degree in synthetic organic chemistry from the Swiss Federal Institute of Technology and has completed post-doctoral studies at Harvard University. He has had leading positions in the pharmaceutical research departments of F. Hoffmann-La Roche in the United States and Switzerland and Synthelabo in France

(Director of Chemical Research and Development) for over 25 years in the field of antibiotics, prostaglandius, vitamins, cardiovascular CNS and AIDS. In 1995 he created the fine chemicals company Sylachim S.A., a 100% subsidiary of Synthelabo, active in chemical intermediates and API’s for the world’s largest pharmaceutical companies (turnover of over 100 million Euros) and was its President until its acquisition by the German conglomerate mg Technologies (Dynamit-Nobel GmbH) in 2001. In 2006, he founded AS Biotech in Bern, Switzerland and is currently its President.

Dr. Yiu Kwong Sun, M.D., age 66, has been a Director of Dragon since 1999. Dr. Sun graduated from the University of Hong Kong Faculty of Medicine in 1967. He is a Founding Fellow of the Hong Kong College of Family Physicians and a Fellow of the Hong Kong Academy of Medicine. Since 1995, he has served as the Chairman of the Dr. Sun Medical Centre Limited, which has been operating a network of medical centers in Hong Kong and China for the past 20 years. He is also the Administration Partner of United Medical Practice, which manages a large network of medical facilities throughout Hong Kong and Macau. Dr. Sun has been a member of the Dr. Cheng Yu Tung Fellowship Committee of Management of the University of Hong Kong Faculty of Medicine since 1997.

Mr. Peter Mak,age 48, has been a Director of Dragon Pharma since September 2005. Mr. Mak is currently the managing director of Venfund Investment, a boutique investment banking service firm which he co-founded in late 2001. Prior to that, Mr. Mak was a partner at Arthur Andersen Worldwide and the managing partner of Arthur Andersen Southern China. Mr. Mak currently serves as an independent director and audit committee chairman of Trina Solar Limited, an NYSE-listed solar company, China Security & Surveillance Technology, Inc., an NYSE-listed security system company, China GrenTech Corporation Limited, a Nasdaq National Market-listed radio frequency technology and product developer, and Network CN Inc., an OTC Bulletin Board-quoted information and entertainment network service provider. Mr. Mak is a fellow member of the Association of Chartered Certified Accountants and the Hong Kong Institute of Certified Public Accountants. Mr. Mak received his Professional diploma in accountancy from the Hong Kong Polytechnic University in 1985.

          Dr. Heinz Frey, age 72, has been a Director since 2006. He graduated from University of Berne, Switzerland in 1966, has 30 years of experience in the telecommunication industry, security manufacturing and service industry. He has broad experience in the management of various sizes of companies with global presence, financing and controlling of international companies, leading development, production, sales and finance departments. He is also a board member of various companies.

          Dr. Jin Li, age 42, has been a Director of Dragon Pharma since September 2005, is currently a senior advisor of Phycos International Co., Ltd. Prior to joining Phycos, he was a partner at the international law firm, Linklaters. Mr. Li studied biochemistry at Peking University in China and received his Master of Science degree in Biochemistry from the University of Michigan and his JD degree from Columbia University Law School. He has more than ten years of experience in international IPOs, M&A and business transactions.

Recommendation of the Board

          THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

Information Concerning Board Compensation, Meetings and Committees

The current Board of Directors consists of Mr. Han, Mr. Weng, Ms. Liu, Dr. Wick, Dr. Sun, Mr. Mak, Dr. Frey and Dr. Li. Messrs. Han and Weng and Ms. Liu were originally elected to the Board in connection with the Share Purchase Agreement between the Company and Oriental Wave in January 2006. We do not have a formal policy regarding the attendance of our directors at annual or special meetings of shareholders, but we encourage directors to attend such meetings. Seven directors attended the last annual meeting of shareholders except Ms. Liu.

The Board of Directors met six times during fiscal 2008. Mr. Yanlin Han attended six meetings, Mr. Zhanguo Weng attended five meetings, Dr. Alexander Wick attended five meetings, Dr. Yiu Kwong Sun attended six meetings, Ms. Xuemei Liu attended no meetings, Mr. Peter Mak attended six meetings, Dr. Heinz Frey attended six meetings and Mr. Jin Li attended six meetings.

The Board has established an Audit Committee solely consisting of Messrs. Mak, Frey and Li. The Audit Committee is comprised solely of independent directors (as defined in the NASD rules) and meets at least quarterly with the Company’s management and independent auditors to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements, recommend to the Board the independent auditors to be retained and receive and consider the auditors’ comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee met four times during the last year. A copy of the Audit Committee’s charter is posted on the Company’s website www.dragonpharma.com.

Director Mak is deemed by the Company to be an “Audit Committee financial expert” and is Chairman of the Audit Committee. Director Mak has an understanding of generally accepted auditing principles (GAAP) and has the ability and experience to prepare, audit, evaluate and analyze financial statements which present the breadth and level of complexity of issues that the Company reasonably expects to be raised by the its financial statements.  Director Mak acquired these attributes as Chief Financial Officer of a public company and as a former partner of a former international accounting firm.

The Compensation Committee consists of Messrs. Sun, Frey and Li and acts on executive compensation policies and procedures and other compensation-related items that are corporate in nature. A copy of the compensation committee’s charter is posted on the Company’s website at www.dragonpharma.com. The Compensation Committee is comprised solely of independent directors (as defined in the NASD rules) and met one time during the last year.

The Board does not have a nominating committee. However, all of our directors participate in the consideration of director nominees. Candidates may come to the Board’s attention through current directors, management, shareholders or other persons. Candidates are evaluated at regular or special meetings of the Board and may be considered at any point during the year. The Board may take such measures that it considers appropriate in connection with its evaluation of a candidate, including candidate interviews, inquiry of the person recommending the candidate, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the Board or Management.

We do not have a policy with regard to the consideration of any director candidates recommended by security holders. However, the Board will review correspondence and other communications it receives from security holders and, therefore, is of the view that it is appropriate for us not to have such a policy. The Board will consider candidates recommended by security holders and will do so upon their receipt of information that includes the candidates’ names and qualifications. Information regarding any potential candidates and other information shareholder may wish to communicate to the Board may be delivered to Secretary of Dragon, 650 West Georgia Street, Suite 310, Vancouver, British Columbia V6B 4N9.

Audit Committee Report

In accordance with Securities and Exchange Commission regulations, the following is the Audit Committee Report. Such report is not deemed to be filed with the Commission.

This section will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any other filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this information by reference, and will not otherwise be deemed filed under such Acts.

The Audit Committee oversees the financial reporting process for us on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Audit Committee reviewed the annual financial statements included in the annual report filed with the Commission as well as the unaudited financial statements filed with our quarterly reports.

In accordance with Statements on Accounting Standards (SAS) No. 61 (codification of Statements on Auditing Standards, AU§ 380), as amended by SAS 89 and SAS 90, and Rule 2-07, “Communications with Audit Committees,” of Regulation S-X, discussions were held with management and the independent auditors regarding the acceptability and the quality of the accounting principles used in the reports. These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements. In addition, the Audit Committee has discussed with the independent auditors their independence from us and our management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1.

The Audit Committee has also met and discussed with our management, and our independent auditors, issues related to the overall scope and objectives of the audits conducted, the internal controls used by us, and the selection of our independent auditors. In addition, the Audit Committee discussed with the independent auditors, with and without management present, the specific results of audit investigations and examinations and the auditor’s judgments regarding any and all of the above issues.

Pursuant to the reviews and discussions described above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Commission.

By the Board of Directors

Mr. Peter Mak, Dr. Heinz Frey and Dr. Jin Li

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”) requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of beneficial ownership and changes in beneficial ownership with the Commission. The rules promulgated by the Commission under Section 16(a) of the Exchange Act require those persons to furnish the Company with copies of all reports filed with the Commission pursuant to Section 16(a).

Based solely upon a review of Forms 3 and Forms 4 furnished to the Company pursuant to Rule 16(a)(3)(e) during the year ended December 31, 2008, the Company believes that all directors, executive officers and beneficial owners of more than 10% of the common stock have filed with the Commission on a timely basis all reports required to be filed under Section 16(a) of the Exchange Act except for Mr. Han who was inadvertently late in filing one Form 4.

Executive Officers of Dragon

          The names, ages and backgrounds for at least the past five years for each person who served as an executive officer during the past fiscal year is as follows:

Name	Position	Age	Period
Yanlin Han	Chairman and Chief Executive Officer	46	January 2005 – present
Maggie Deng	Chief Operating Officer	42	January 2005 – present
Garry Wong	Chief Financial Officer	38	January 2005 – present

Mr. Yanlin Han. See “Election of Directors.”

Ms. Maggie Deng is the Chief Operating Officer of the Company, holding bachelor degree from Tsinghua University in China. Ms. Deng has over 10 years of experience working in or with public companies as investment banker, mainly on IPOs and secondary offering for Chinese companies on domestic stock exchange as well as international ones. Ms. Deng was the senior manager of China International Capital Corporation, a Morgan Stanley joint venture investment banking firm in China, from 1998 to 2001. Ms. Deng moved to Canada in 2001 and held a position of Assistant to President in a start-up biotech company in Vancouver.

Mr. Garry Wong, CFA is the Chief Financial Officer of the Company since January 2005. Prior to his current position, Mr. Wong served as our Executive Assistant to President and CEO from February 2002 to January 2005. Before joining the Company, Mr. Wong was a team member of the Global Mergers and Acquisitions Group at Nortel Networks since 1996. He managed and executed transactions consisted of acquisitions, divestitures, equity investments, spin-offs, public market listing and joint ventures, and occurred in Europe, North America, Asia and the Middle East. Mr. Wong is a Chartered Financial Analyst who received an International MBA degree from York University with double majors in Corporate Finance and Greater China studies and a Bachelor degree in Business Administration from University of Hong Kong.

COMPENSATION DISCUSSION

General Philosophy

          The Company’s Board of Directors is responsible for establishing and administering the Company’s executive and director compensation.

Executive Compensation

The Board of Director’s compensation objective is designed to attract and retain the best available talent while efficiently utilizing available resources. The Board compensates executive management consisting primarily of a base salary and equity compensation designed to be competitive with comparable employers in the location of countries in which it operates primarily China and Vancouver,

Canada, and to align management’s compensation with the long-term interests of shareholders. In considering executive management’s compensation, the Board also takes into consideration the financial condition of the Company.

Currently, the Company does not maintain any incentive compensation plans based on pre-defined performance criteria. The Board of Directors has the general authority, however, to award equity incentive compensation, i.e. stock options, to the Company’s executive officers in such amounts and on such terms as the Board of Directors determines in its sole discretion.  The Board of Directors does not have a determined formula for determining the number of options available to be granted. The Compensation Committee reviews each executive’s contribution to the Company’s strategic goals periodically and makes recommendation to the Board of Directors.

The Board of Directors did not consider any change in control provisions, tax considerations nor performance criteria in granting the increasing these executives’ base salary and the granting of options.  The Chief Executive Officer was consulted and gave his opinion as to the compensation to be paid to the executive officers, but the actual compensation amount was recommended by the Compensation Committee and approved by the Board of Directors.

 The base salary for the Company’s executive officers was determined by negotiation in connection of the reverse takeover merger involving Oriental Wave and the Company that was completed in January 2005.  Since that time, there has been no change in the executives’ base salary.  As the Company’s headquarters and executive office is located in Vancouver, Canada, the Company pays its executive officers in Canadian dollars.  These base salaries increased approximately 0.72% from 2007 to 2008 which reflects solely the appreciation of Canadian dollars against U.S. dollars. The absolute amount of those base salaries of the Company’s executive officers in Canadian dollars remained the same since January 2005.

The amount of the option awards granted to executive officers in 2007 which represents an arbitrary amount were granted by the Compensation Committee after discussions with the Chief Executive Officer. The Chief Executive Officer abstained from voting on his option award. No options were granted to Executive Officers in 2008.

Compensation Summary

The following table summarizes all compensation earned by or paid to the Company’s Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Financial Officer) and other executive officer, during the past two fiscal years.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary	Option Award(1)	All Other compensation	Total
Yanlin Han Chairman and Chief Executive Officer (Principal Executive Officer)	2008	$183,020	-	-	$183,020
	2007	$181,706	$200,000	-	$381,706

Maggie Deng Chief Operating Officer and Corporate Secretary	2008	$123,228	-	-	$123,228
	2007	$122,344	$75,000	-	$197,344

Garry Wong Chief Financial Officer (Principal Financial Officer)	2008	$122,621	-	-	$122,621
	2007	$121,740	$75,000	-	$196,740

(1) See Note 15 to the financial statements of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 regarding assumptions made in the valuation of option awards.

Option Grants in 2007 and 2008

          For the year of 2008, the Company granted options to 170,000 shares to certain employees at an exercise price of $0.75 per share on February 17, 2008. Those certain employees were not Directors or Officers of the Company.

          For the year of 2007, the Company granted options to 4,760,000 shares to certain directors and employees at an exercise price of $0.51 per share on May 17, 2007.

Aggregated Option Exercises in Last Fiscal Year and Ten-Year Options/SAR Repricings

There was no repricing of options for the fiscal year ended December 31, 2007 and 2008.

Outstanding Equity Awards at Fiscal Year End

          The following table sets forth for the Company’s executive officer named in the Summary Compensation Table the number and value of exercisable and un-exercisable options as at December 31, 2008.

Name	Number of Securities Underlying Unexercised Options at December 31, 2008
	Exercisable	Unexercisable	Option Exercise Price	Option Expiration Date
Yanlin Han	800,000	-	0.51	May 16, 2010
	500,000	-	0.74	Sept 30, 2010

Maggie Deng	200,000	-	$1.18	Jan 12, 2010
	300,000	-	$0.51	May 16, 2010
	200,000	-	$0.74	Sept 30, 2010

Garry Wong	200,000	-	$1.18	Jan 12, 2010
	300,000	-	$0.51	May 16, 2010
	200,000	-	$0.74	Sept 30, 2010

Director’s Compensation

          Directors are not routinely compensated for their services. However, from time to time, Board members are awarded stock options as determined by the Board. The exercise price of the options is based on the fair market value of the underlying shares of common stock at the time of grant. No directors received any compensation including option grants during 2008. No directors received any compensation, except options to purchase common stock, during 2007.

At a directors meeting held on May 16, 2007, Mr. Han, Mr. Weng, Ms. Liu, Dr. Wick, Dr. Sun, Mr. Mak, Dr. Frey and Dr. Li were granted options to purchase 800,000, 300,000, 300,000, 300,000, 300,000, 500,000, 400,000 and 400,000 shares of common stock, respectively, at $0.51 per share which represented the closing per share price as of that date.

Summary Compensation Table
Name and principal position	Year	Option Award	All Other Compensation	Total

Yanlin Han(1	2008	As described above in “Executive Compensation”
Chairman and Chief Executive Officer	2007	As described above in “Executive Compensation”

Zhanguo Weng(2)	2008	-	-	-
Director	2007	$75,000	-	$75,000

Xuemei Liu(3)	2008	-	-	-
Director	2007	$75,000	-	$75,000

Alexander Wick(4)	2008	-	-	-

Director	2007	$75,000	-	$75,000

Yiu Kwong Sun(5)	2008	-	-	-
Director	2007	$75,000	-	$75,000

Peter Mak(6)	2008	-	-	-
Director	2007	$125,000	-	$125,000

Heinz Frey(7)	2008	-	-	-
Director	2007	$100,000	-	$100,000

Jin Li(8)	2008	-	-	-
Director	2007	$100,000	-	$100,000

(1) Yanlin Han has options to purchase 1,300,000 shares as of December 31, 2008.

(2) Zhanguou Weng has options to purchase 600,000 shares as of December 31, 2008.

(3) Xuemei Liu has options to purchase 700,000 shares as of December 31, 2008.

(4) Alexander Wick has options to purchase 1,100,000 shares as of December 31, 2008.

(5) Yiu Kwong Sun has options to purchase 700,000 shares as of December 31, 2008.

(6) Peter Mak has options to purchase 700,000 shares as of December 31, 2008.

(7) Heinz Frey has options to purchase 500,000 shares as of December 31, 2008.

(8) Jin Li has options to purchase 500,000 shares as of December 31, 2008. Employment Agreements

The Company has employment agreements for all its employees in difference countries in line with the local jurisdiction requirements.

Equity Compensation Plan Information

The Company’s shareholders approved a share option plan at its Annual Meeting held on December 18, 2001, authorizing 4,500,000 shares for issuance under the plan. At its Annual Meeting held on August 12, 2005, the Company’s shareholders approved another share option plan authorizing the issuance of a further 15,000,000 shares. The following table provides aggregate information as of December 31, 2008 with respect to all compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance.

	A	B	C
Plan Category	Number of securities to be issued upon exercise of outstanding options, and warrants	Weighted-average exercise price of outstanding options, and warrants	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
Equity compensation plans approved by security holders	9,760,000	$0.71	9,204,000

Equity compensation plans not approved by security holders	0	-	0
Total	9,760,000	$0.71	9,204,000

Transactions with Related Parties

During the past year, the Company has been a party to transactions involving one of its directors, Mr.Weng.

          The Company supplied certain raw materials to the related party, whose director, Mr. Weng, is also a stockholder of the Company, for which the Company charged $2,244,000 and $1,690,000 for the years ended December 31, 2008 and 2007, respectively. The Company also used this party as a contract manufacturer of certain cephalosporin products for which the party charged $431,000 and $231,000 for the years ended December 31, 2008 and 2007. The transactions were recorded at the exchange amount. Please see Note 17 to the Company’s financial statements set forth in the Company’s Annual Report filed on Form 10-K for the year ended December 31, 2008.

          Subsequent to December 31, 2008, the Company obtained a bank loan of $2,918,000 (RMB20 million) due in January 2010. Interest on this loan is charged at 5.841%. The related party, Mr. Weng, provided a guarantee to the Company for this loan.

Director Independence

Dr. Yiu Kwong Sun, Ms. Xuemei Liu, Mr. Peter Mak, Dr. Heinz Frey and Dr. Jin Li are deemed to be independent directors within the meaning of NASDQ listing standards. As of February 2, 2009, Dr. Alexander Wick is also deemed to be an independent director within the meaning of NASD listing standards.

RELATIONSHIP WITH INDEPENDENT AUDITORS

For the year ended December 31, 2007 and 2008, Ernst & Young LLP was engaged by the Company to provide both audit and non-audit services. The following fees were paid for services provided by Ernst & Young LLP.

Audit Fees. The aggregate fees paid for the annual audit of financial statements included in the Company’s Annual Report for the year ended December 31, 2008 and 2007 and the review of the Company’s quarterly reports for such years, amounted to approximately $363,000 and $410,000 respectively.

Audit Related Fees. For the years ended December 31, 2008 and 2007 the Company paid $Nil and $Nil to Ernst & Young for other audit related fees.

Tax Fees. For the year ended December 31, 2008 and 2007, the Company paid $Nil and $20,000 to Ernst & Young for tax fees.

All Other Fees. For the years ended December 31, 2008 and 2007, the Company paid $Nil and $13,800 to Ernst & Young for any non-audit services.

The above-mentioned fees are set forth as follows in tabular form:

	2008	2007
Audit Fees	$363,000	$410,000
Audit Related Fees	$0	$0
Tax Fees	$0	$20,000
All Other Fees	$0	$13,800

Audit Committee Approval of Audit and Non-Audit Services of Independent Accountants

The Audit Committee approves all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The independent accountants and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent accountants, and the fees for the services performed to date.

A representative of Ernst & Young LLP will not be present at the Annual Meeting.

PROPOSALS OF SHAREHOLDERS

To be considered for inclusion in Dragon’s Proxy Statement and form of proxy for next year’s annual meeting, shareholder proposals must be delivered to the Secretary of Dragon, 650 West Georgia Street, Suite 310, Vancouver, British Columbia, Canada V6B 4N9, no later than 5:00 p.m. on January 15, 2010. However, if the date of next year’s annual meeting is set more than 30 days from the date of this year’s meeting, the notice must be received by the Secretary in a reasonable time before we mail our proxy statement. All proposals must meet the requirements of Rule 14a-8 of the Exchange Act.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, SEC rules permit management to vote proxies in its discretion if Dragon (a) receives notice of the proposal before the close of business on March 1, 2010 and advises shareholders in the next year’s proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) does not receive notice of the proposal prior to the close of business on March 1, 2010

Notices of intention to present proposal at the 2010 Annual Meeting should be addressed to Dragon, 650 West Georgia Street, Suite 310, Vancouver, British Columbia V6B 4N9, Attention: Secretary. Dragon reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

ANNUAL REPORT TO SHAREHOLDERS

       The Annual Report on Form 10-K for the fiscal year ended December 31, 2008, including audited financial statements, was mailed to the shareholders concurrently with this proxy statement, but such report is not incorporated in this proxy statement and is not deemed to be a part of the proxy solicitation material. The Form 10-K and all other periodic filings made with the Securities and Exchange Commission are available on the Company’s website at www.dragonpharma.com.

WHERE YOU CAN FIND MORE INFORMATION

Dragon files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that Dragon files at the Commission’s public reference rooms at 100 F Street, NE, Washington, D.C., 20549. Please call the Commission at (800) SEC-0330 for further information on the public reference rooms. The Commission also maintains an Internet World Wide Web site at “http://www.sec.gov” at which reports, proxy and information statements and other information regarding Dragon are available.

OTHER BUSINESS

Dragon does not know of any business to be presented for action at the meeting other than those items listed in the notice of the meeting and referred to herein. If any other matters properly come before the meeting or any adjournment thereof, it is intended that the proxies will be voted by the proxy holders in accordance with their best business judgment.

By Order of the Board of Directors

/s/ Maggie Deng

Maggie Deng, Secretary

DRAGON PHARMACEUTICAL INC.
9th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1
www.computershare.com

Security Class

Holder Account Number

__________________________________________________________________________

Form of Proxy – Annual Meeting to be held on June 21, 2009

__________________________________________________________________________

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1.   Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.   If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

3.   This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

4.   If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.   The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6.   The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.   This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.

8.   This proxy should be read in conjunction with the accompanying documentation provided by Management.

Proxies submitted must be received at least 48 hours (excluding Saturdays, Sundays and holidays) prior to any adjourned or postponed Meeting.

Appointment of Proxyholder	Print the name of the person you are
I/We, being holder(s) of Dragon Pharmaceutical Inc. hereby appoint: Maggie Deng, or failing her Garry Wong, OR	appointing if this person is someone other than the Chairman of the Meeting.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual Shareholders’ Meeting of Dragon Pharmaceutical Inc. to be held at Hyatt Regency, 18 Chak Cheung Street, Sha Tin, New Territories, Hong Kong, P.R. China on June 21, 2009 at 10:30 a.m. local time and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXTOVER THE BOXES.

1. Election of Directors

For	Withold	For	Withold	For	Withold

FoFff

01. Yanlin Han	⁭	⁭	02. Zhanguo Weng	⁭	⁭	03. Xuemei Liu	⁭	⁭

04. Alexander Wick	⁭	⁭	05. Yiu Kwong Sun	⁭	⁭	06. Peter Mak	⁭	⁭

07. Jin Li	⁭	⁭	08. Heinz Frey	⁭	⁭

For

For

Authorized Signature(s) - This section must be completed for your	Signature(s)	Date

instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above.

I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as

recommended by Management.	___/___/___

Annual Financial Statements – Mark this box if you would NOT like to receive the Annual Financial Statements and accompanying Management’s Discussion and Analysis by mail.	☐

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.